UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2004

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

A copy of the news release issued by The Goodyear Tire & Rubber Company ("Goodyear" or the "Company") on Friday, November 5, 2004 describing certain expected financial results for the third quarter of 2004 is attached hereto as Exhibit 99.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

Goodyear will restate its financial statements as previously reported in its Annual Report on Form 10-K for the years ended December 31, 2003, 2002 and 2001, and its interim unaudited financial statements as previously reported in its first and second quarter 2004 Form 10-Qs. The restatement also affects periods prior to 2001.

The restatement will include summarized financial information for equity method investments in the 2003 Form 10-K pursuant to Regulation S-X, the out-of-period adjustments identified and recorded in 2004, and the misclassification of certain balance sheet tax accounts beginning at December 31, 2003. The Company has previously disclosed the nature of the out-of-period adjustments in its Form 10-Qs for the periods ended March 31, 2004 and June 30, 2004. Further, the Company has identified additional out-of-period adjustments during the third quarter of 2004 related primarily to after-tax charges for leased tire assets of approximately $2.7 million, goodwill write-off associated with retail stores previously sold in France of approximately $3.9 million, offset in part by a favorable adjustment relating to an over-accrual for payroll deductions of approximately $3.3 million.

The Company will file an amendment to its 2003 Form 10-K which will include a note to the financial statements containing summary financial information related to certain of the Company’s investments in affiliates. The amendment will also include a restatement of the Company’s prior period financial statements to record net expense adjustments of approximately $7.6 million (after-tax), of which $5.2 million relates to 2003 and $2.4 million relates to years prior thereto. Additionally, the Company will amend its first and second quarter 2004 Form 10-Qs to reflect a reduction of net loss of approximately $3.0 million for the six months ended June 30, 2004. Most of these adjustments were identified through the implementation of the Company’s previously announced measures to improve account reconciliation procedures.

In addition to these adjustments, the Company identified a misclassification of deferred income tax assets and liabilities in the Company’s Consolidated Balance Sheet beginning at December 31, 2003. The Company recorded certain deferred tax assets and liabilities on a gross basis rather than netting short-term deferred tax assets with short-term deferred tax liabilities and long-term deferred tax assets with long-term deferred tax liabilities. The misclassification overstated total assets and total liabilities by $356.8 million each at December 31, 2003. As part of the restatement, the Company will correct the misclassification which will also impact the March 31, 2004 and June 30, 2004 Consolidated Balance Sheets by equivalent amounts. This correction has no impact on shareholders’ equity, net income, or cash flows.

On November 2 and November 4, 2004, Goodyear’s Audit Committee and senior management discussed the matters disclosed in this report with the Company’s independent registered public accounting firm, PricewaterhouseCoopers, LLP. On November 4, 2004, the Company decided to restate its financial statements as described above. Investors should look to the revised financial information regarding the restatement in the Company’s Form 10-Q for the quarter ended September 30, 2004, which is expected to be filed November 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

November 5, 2004	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	News Release dated November 5, 2004